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                             [ARCADIAN LETTERHEAD]

                                                                    EXHIBIT 99.1

                 ARCADIAN CORPORATION ANNOUNCES TERMINATION OF
                 MERGER DISCUSSIONS WITH FREEPORT-MCMORAN INC.

         Memphis, Tennessee, September 2, 1996 -- Arcadian Corporation (NYSE:ACA; NYSE:ACA.PRA) announced today that the previously announced non-binding letter of intent for the combination of its business with Freeport-McMoRan Inc. (NYSE:FTX) has been terminated.

         William A. McMinn, the Chairman of the Board of Arcadian, issued the following statement: "Arcadian has terminated merger discussions due to the receipt by Arcadian of an offer deemed by its Board of Directors to be of higher value to Arcadian shareholders than the proposed business combination with FTX."

         Arcadian Corporation is the largest producer and marketer of nitrogen fertilizers and chemicals in the Western Hemisphere.

Contact: John R. Hunt - Director, Investor Relations & Competitor Analysis
         (901) 758-5339